Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            GRAYSON BANKSHARES, INC.

                                    ARTICLE I
                                      Name

         The name of the Corporation is GRAYSON BANKSHARES, INC.

                                   ARTICLE II
                                    Purposes

         The purpose for which the Corporation is organized is to acquire, own, manage, sell or otherwise dispose of shares of the capital stock and other securities of banks and other corporations. In addition, the Corporation shall have the power to carry on business of any character not prohibited by law or required to be stated herein.

                                   ARTICLE III
                                 Capitalization

Section 1.        Number of Shares

         The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue, the class and the par value per share thereof are as follows:

         Class                   Number of Shares            Par Value Per Share
         -----                   ----------------            -------------------

         Common                      2,000,000                      $  1.25
         Preferred                     500,000                      $ 25.00

Section 2.        Preferred Stock

         The designations, preferences, voting powers and relative, participating, optional and other special rights of the Preferred Stock and the Common Stock, and the qualifications, limitations and restrictions of such preferences and rights shall be as set forth in the following paragraphs (a) to
(f) inclusive, of this Article III, Section 2:

         (a) Series. The Preferred Stock shall be issued from time to time, in one or more series, each of which series to be known and designated by such appropriate designations as may be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series as may be adopted by the Board of Directors from time to time, a copy of which resolution or resolutions shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in a manner required by law in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of the stock of such series as may be adopted by the

Board of Directors from time to time, whether issued or unissued, together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such series. Subject to the provisions hereof, all shares of any one series shall be alike in every particular. The Board of Directors shall have power and authority, subject to all the provisions of this instrument, to state and determine, in the resolution or resolutions providing for the issue of each series of Preferred Stock, the designations, preferences and relative, participating, optional and other rights pertaining to each such series, and the qualifications, limitations or restrictions thereof, including, but not by way of limitation, full power and authority to determine, as to the Preferred Stock of each such series, the rate or rates or the extent of dividends payable thereon; the time of payment of such dividends and the date or dates from which the same shall be cumulative, if cumulative; the extent of participation rights, if any, and the price at and the terms and conditions upon which the same may be redeemed; the sinking fund provisions, if any, for redemption or purchase of shares; the amount or amounts payable thereon in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; the rights, if any, and the terms and conditions on which shares may be converted into, or exchanged for, and/or to purchase stock of any other class or series; and the voting rights, if any, in addition to such voting rights as are or may be required by law. Except for the relative rights and preferences as to which there may be variations between different series as set forth in this Article III, a a shares of Preferred Stock shall be identical.

         (b) Dividends. The holders of the Preferred Stock of each series as to which the Board of Directors shall have specified a rate or rates of dividend shall be entitled to receive, if and when declared payable by the Board of Directors, dividends at, but not exceeding, the rate or rates of dividend for such series, payable on such quarterly, semi-annual or annual dates as shall be fixed for such series. Such dividends shall be cumulative (but dividends in arrears shall not bear interest) and no dividends shall be declared or paid upon or set apart for the Common Stock or for any shares of Preferred Stock which are



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

entitled to participate with the Common Stock unless and until full dividends on the outstanding Preferred Stock at the rate or rates of dividend therefor shall have been paid or declared and set apart for payment with respect to all past dividend periods and the current dividend period. Dividends on all shares of Preferred Stock of each series as to which the Board of Directors shall have specified a rate or rates of dividend shall commence to accrue and be cumulative from the date of the initial issue of any shares of such series; but (i) all dividends declared payable to the holders of record of Preferred Stock of any such series as of a date on which shares of Preferred Stock of such series are owned by the Corporation shall be deemed to have been paid in respect of such shares owned by the Corporation on such date, and (ii) in the event of the issuance of additional shares of Preferred Stock of any such series subsequent to the date of the initial issuance of shares of such series, all dividends declared payable to the holders of record of Preferred Stock of such series as of a date prior to such additional issuance shall be deemed to have been paid in respect of the additional shares so issued. Unless full dividends with respect to all past dividend periods on the outstanding Preferred Stock of each series as to which the Board of Directors shall have specified a rate or rates of dividend shall have been paid or declared and set apart for payment, no dividends shall be declared on the Preferred Stock of any series unless dividends are declared on the Preferred Stock of all series then outstanding as to which the Board of Directors shall have specified a rate or rates of dividend in proportion to the aggregate amounts of the deficiencies in payment of such full dividends for the respective series.

         Out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock at the rate or rates of dividends therefor with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment, then, and not otherwise, dividends may be paid upon the Common Stock and upon any shares of Preferred Stock which are entitled to participate with the Common Stock.

         (c) Preference on Liquidation, Etc. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive, for each share thereof, the liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the liquidation premium for such series, if any, together in all cases with a sum equal to all dividends, if any, accrued or in arrears thereon, before any distribution of the assets shall be made to holders of the Common

Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon such liquidation, dissolution or winding up, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Preferred Stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. A merger of the Corporation into any other corporation, or merger of any other corporation into the Corporation, or consolidation of the Corporation with any other corporation or a sale or transfer of the property of the Corporation as or substantially as an entirety shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of all the liabilities and obligations of the Corporation and after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled as above provided, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

         (d) Redemption. The Corporation may, at its option expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Preferred Stock or of any series thereof which is at the time redeemable, at the redemption price for such series, together with a sum equal to all dividends, if any, accrued or in arrears thereon. Notice of any proposed redemption of Preferred Stock shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and that, when published, is of general circulation in Town of Independence, Grayson County, Commonwealth of Virginia, such publication to be at least forty-five (45) days and not more than ninety (90) days prior to the date fixed for such redemption. Notice of any proposed redemption of Preferred Stock shall also be given by the Corporation by mailing a copy of such notice, at least forty-five (45) days, and not more than ninety (90) days, prior to the date fixed for such redemption, to the holders of record of the Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation; but neither failure to mail such copy nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select by lot or pro rata, as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which, the shares of the Preferred Stock shall be redeemed from time to time.

         On, or at any time before, the redemption date, the Corporation shall deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the Commonwealth of Virginia, doing business in the Commonwealth of Virginia, and having capital, surplus and undivided profits aggregating at least $1,000,000, designated or to be designated in such notice of redemption. Upon completing the publication as hereinabove provided of the notice of such redemption or upon the earlier delivery to said bank or trust company of irrevocable authorization and direction to begin promptly and complete such publication of notice, then all shares with respect to the redemption of which such deposit shall have been made and such publication completed or authorization therefor given shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, and except for the right to convert such shares in the manner specified in the articles of serial designation with respect to such shares if such shares are issued with the privilege of conversion. At the expiration of five years after the redemption date any such moneys then remaining on deposit with such bank or trust company shall be paid over to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Corporation, or against the Commonwealth of Virginia in the event of escheat by law, for amounts equal to their pro rata shares of the money so paid over without interest.

         All  shares  of  Preferred   Stock   redeemed  or  repurchased  by  the
Corporation shall be from time to time cancelled in the manner provided by law and shall become authorized and unissued shares undesignated as to series.

         (e) Voting Rights. Except to the extent to which the Board of Directors shall have specified voting power with respect to the Preferred Stock of any series and except as otherwise provided by law, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of Common Stock at all meetings of the stockholders of the Corporation. There shall be no cumulative voting rights with respect to the election of directors. Holders of the Preferred Stock not entitled to vote at any meeting of stockholders shall not be entitled to participate in such meeting or to notice thereof.

         (f) Pre-emptive Rights. No holder of any of the shares of the Capital Stock of the Corporation of any class or series shall be entitled as of right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized Capital Stock of the Corporation, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation or carrying any right to purchase any stock of any class or series, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such price and terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                                   ARTICLE IV
                             Employee Benefit Plans

         The Board of Directors may establish, adopt, alter, amend or repeal pension plans, stock option plans, stock purchase plans, and other incentive, bonus or deferred compensation plans for the officers, directors and employees of the Corporation or of its subsidiaries; provided, however, that no more than 10,000 shares, in the aggregate, of the authorized Common Stock of the Corporation shall be set aside for such purposes without the prior approval of the stockholders of the Corporation.

                                    ARTICLE V
                          Partnerships - Joint Ventures

         The Corporation shall have the power to enter into partnership or joint venture agreements with other corporations, whether organized under the laws of Virginia or otherwise, or with any individual or individuals.



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

                                   ARTICLE VI
                           Registered Office and Agent

         The post office address of the initial registered office is Two James Center, 1021 East Cary Street, Post Office Box 1320, City of Richmond, Virginia 23210-1320. The name of the initial registered agent is G. Andrew Nea, Jr., who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the Corporation.

                                   ARTICLE VII
                                    Directors

Section 1.        Number, Election and Terms

         The initial number of the directors shall be nine. Their names and addresses are as follows:

         Name                                        Address
         ----                                        -------

Carl J. Richardson.....................Route 1, Box 12A, Elk Creek, VA  24326
Julian L. Givens.......................Independence, VA  24348
Ralph P. Delp..........................Route 1, Box 107, Elk Creek, VA  24326
Dan Walters............................P. O. Box 306, Independence, VA  24348
D. G. Fields...........................P. O. Box 42, Mouth of Wilson, VA  24363
W. J. Fields...........................P. O. Box 4, Mouth of Wilson, VA  24363
Jean W. Lindsey........................P. O. Box 250, Independence, VA  24363
Herman C. Moore........................P. O. Box 122, Independence, VA  24363
Jim J. Todd............................Route 3, Box 640, Independence, VA  24363

         Except as  otherwise  may be  provided  pursuant to the  provisions  of
Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term of one year, another class to be originally elected for a term expiring in two years, and another class to be originally elected for a term of three years, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation following the meeting at which all three classes are initially elected, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 2.        Stockholder Nomination of Director Candidates

         Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

Section 3.        Newly Created Directorships and Vacancies

         Except as  otherwise  may be  provided  pursuant to the  provisions  of
Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy in accordance with the preceding sentence shall hold office until the next shareholder's meeting at which directors are elected and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.        Removal

         Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.



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

Section 5.        Amendment, Repeal, etc.

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.

                                  ARTICLE VIII
                   Limitation of Liability and Indemnification

Section 1.        Limitation of Liability

         To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages arising out of any transaction, occurrence or course of conduct, unless the Director or officer is adjudged in any proceeding to have engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Section 2.        Mandatory Indemnification

         The Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise against all liabilities and expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a Director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the Director or officer and shall be accepted without reference to his ability to make repayment. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify and advance the expenses of any Director or officer.

Section 3.        Advances

         The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this
Article VIII who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise, to the same extent as if such person was specified as one to whom indemnification is granted in Section 2.

Section 4.        Insurance

         The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article VIII.

Section 5.        Change of Control

         In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VIII shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.



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

Section 6.        Effective Date

         The provisions of this Article VIII shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

Section 7.        Former Employees

         Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective personal representatives, heirs, executors and administrators.

                                   ARTICLE IX
                                    Contracts

Section 1.        Approval of Contract

         No contract or other transaction between the Corporation and one or more of its officers or directors or in which one or more of its officers or directors are interested and no contract or other transaction between the Corporation and any other corporation, firm, association or entity in which one or more of its officers or directors are directors or officers or are interested shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors of the Corporation or a committee thereof which authorizes, approves or ratifies such contract or transaction or because the votes of such director or directors are counted for such purpose, provided that the material facts as to the relationship or interest are disclosed or known:

         (i) to the Board of Directors or committee, which authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the votes of such interested directors; or



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

         (ii) to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

Section 2.        Contract Fair and Reasonable

         In any event, no contract or other transaction described in Section 1 of this Article shall be void or voidable despite failure to comply with parts
(i) or (ii) of Section 1; provided that such contract or transaction was fair and reasonable to the Corporation in view of all the facts known to any officer or director at the time such contract or transaction was entered into on behalf of the Corporation. In an action to obtain relief for the Corporation on account of a contract or other transaction described in Section 1 in which there was no compliance with parts (i) or (ii) of Section 1, such contract or transaction may be avoided for the benefit of the Corporation, and the court may grant other appropriate relief, unless the party seeking to uphold the contract or transaction sustains the burden of proving that such contract or transaction complied with the requirement of the first sentence of this Section 1.

                                    ARTICLE X
                          Certain Business Combinations

Section 1.        Vote Required for Certain Business Combinations

         (a) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article X:

         (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

         (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article X, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article III of these Articles of Incorporation). Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (b) Definition of "Business Combination". The term "Business Combination" as used in this Article X shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph (a) of this Section 1.

Section 2.        When Higher Vote is Not Required

         The provisions of Section 1 of this Article X shall not be applicable to any particular Business Combination, and such

Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

         (a) Approval by Disinterested Directors. The Business Combination shall have been approved by at least 80% of the Disinterested Directors (as hereinafter defined).

         (b)      Price  and  Procedure  Requirements.   All  of  the  following
conditions shall have been met:

         (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                           (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                           (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article X as the "Determination Date"), whichever is higher.

         (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph
                  (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                           (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it
                  (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                           (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

                           (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

         (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with Paragraph (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares of similar event.

         (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
                  Combination: (a) except as approved by at least 80% of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any; (b) there shall have been
                  (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least 80% of the Disinterested Directors, and (2) an increase in such
                  annual  rate  of   dividends   as  necessary
                  to reflect any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by at least 80% of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

         (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

         (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3.        Certain Definitions

         For the purposes of this Article X:

         (a) A "person" shall mean any individual, firm, corporation, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934).

         (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

         (i) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; or

         (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

         (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         (c)      A person shall be a "beneficial owner" of any Voting Stock:

         (i) which such person or any of its Affiliates or Associates (as hereinafter defined) has or shares, directly or indirectly, voting or investment power; or

         (ii)     which such person or any of its  Affiliates or Associates  has
                  (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

         (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 31, 1991.

         (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         (g) "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

         (h)      "Fair  Market  Value"  means  the  fair  market  value of such
property  on  the  date  in  question  as   determined  by  a  majority  of  the
Disinterested Directors in good faith.

         (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph (b)(i) and (ii) of Section 2 of this Article X shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section 4.        Powers of the Board of Directors

         A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article X, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. A majority of the Disinterested Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article X.

Section 5.        No Effect on Fiduciary Obligations of Interested Stockholders

         Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6.        Amendment, Repeal, etc.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
Article X.

Section 7. Applicability of Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia

         The  provisions of this Article X shall be in lieu of the provisions of
Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia; provided, however, that if any provision of this Article X shall be determined by any court of competent jurisdiction to be invalid, such determination not having been appealed or having been upheld on any appeal or appeals, then and in that event these Articles of Incorporation shall be deemed to have been amended so as to adopt the provisions of the said Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia.

                                   ARTICLE XI
                                Bylaw Amendments

         The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Company adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in these

Articles of Incorporation to the contrary, Sections 1.4, 2.2, 2.4, 2.5 and 2.13 of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these Articles of Incorporation to the contrary, except as otherwise provided by law for separate class votes, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article XI.

        GIVEN under my hand this 20th day of January, 1992.

                                               INCORPORATOR:


                                               /s/ Richard M. Price
                                               ---------------------------------
                                               Richard M. Price